UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2020 (June 2, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The Board of Directors of Maiden Holdings, Ltd. (the “Company”) have established August 4, 2020 as the date of the Company’s 2020 Annual General Meeting of Shareholders (the “2020 Annual Meeting”) and June 15, 2020 as the record date for determining common shareholders entitled to notice of, and to vote at, the 2020 Annual Meeting. June 15, 2020 will also be the deadline which applies in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Securities Exchange Act of 1934 (the “Exchange Act”). Such shareholder proposal must be received by the Company’s Secretary at Maiden Holdings, Ltd., Ideation House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Secretary on or before the close of business on June 15, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Amended and Restated Bye-Laws, shareholders who wish to bring business before the 2020 Annual Meeting outside Exchange Act rules or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Amended and Restated Bye-Laws) is received by the Company’s Secretary at the address specified above no later than the close of business on June 15, 2020. Any such proposal must meet the requirements set forth in the Company’s Amended and Restated Bye-Laws in order to be brought before the 2020 Annual Meeting.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 2, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary